Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Petroleum Corporation, a Delaware corporation, hereby constitutes and appoints Gary R. Heminger, Donald C. Templin and John J. Quaid, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2014 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February, 2015.

/s/ Gary R. Heminger	/s/ Donald C. Templin
Gary R. Heminger	Donald C. Templin
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)

/s/ John J. Quaid	/s/ Evan Bayh
John J. Quaid	Evan Bayh
Vice President and Controller	Director
(principal accounting officer)

/s/ David A. Daberko	/s/ Steven A. Davis
David A. Daberko	Steven A. Davis
Director	Director

/s/ William L. Davis	/s/ Donna A. James
William L. Davis	Donna A. James
Director	Director

/s/ Charles R. Lee	/s/ James E. Rohr
Charles R. Lee	James E. Rohr
Director	Director

/s/ Seth E. Schofield	/s/ John W. Snow
Seth E. Schofield	John W. Snow
Director	Director

/s/ John P. Surma	/s/ Thomas J. Usher
John P. Surma	Thomas J. Usher
Director	Chairman of the Board and Director